Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2003, except for Note 8 as to which the date is March 24, 2003, relating to the financial statements of DOV (Bermuda), Ltd., that appears in DOV Pharmaceutical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ
November 30, 2005